SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: May 18, 2004

ATLANTIS BUSINESS DEVELOPMENT CORPORATION.

(Exact Name of Registrant as Specified in its Charter)
Delaware	0-16286	95-4082020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

54 Broad Street, Suite 200B

Red Bank, NJ 07701

(Address of principal executive offices)

Registrant's telephone number, including area code: 732-212-1133

MEDPLUS CORPORATION

(Former name or former address, if changed since last report)

Item 1. Resignation of the President of the Company

Effective May 12, 2004, Brian Zucker resigned as President and Chief Executive Officer of the registrant. Mr. Zucker retains his position as Chairman of the Board of Directors. The Board appointed John Figliolini to act as President and Chief Executive Officer.

Effective May 18, 2004, Leo Reingold resigned as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIS BUSINESS DEVELOPMENT CORPORATION

May 18, 2004                            /s/ John Figliolini

Date                                            John Figliolini, President, Chief Executive Officer